                                   Exhibit 99.1


                       REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS






To Meridian Industrial Trust, Inc.:

     We have audited the accompanying statement of revenues and certain expenses of the 5141 E. Santa Ana Property, as defined in Note 1, for the year ended December 31, 1997. This financial statement is the responsibility of the management of the Company. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission's rules and regulations and is not intended to be a complete presentation of the revenues and expenses of the 5141 E. Santa Ana Property.

     In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the 5141 E. Santa Ana Property for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                       /s/ Arthur Andersen LLP


San Francisco, California
June 22, 1998


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                          MERIDIAN INDUSTRIAL TRUST, INC.
                  STATEMENTS OF REVENUES AND CERTAIN EXPENSES OF
       THE 5141 E. SANTA ANA PROPERTY FOR THE YEAR ENDED DECEMBER 31, 1997
               AND THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED)
                                   (IN THOUSANDS)





                                          Three Months Ended
                                            March 31, 1998       Year Ended
                                              (unaudited)     December 31, 1997
                                          --------------------------------------
RENTAL REVENUES                             $    311            $  1,247

CERTAIN EXPENSES:
  Real estate taxes                               33                 135
  Property operating and maintenance              11                  48
                                            --------            --------
                                                  44                 183
                                            --------            --------

Revenues in excess of certain expenses      $    267            $  1,064
                                            --------            --------
                                            --------            --------







           The accompanying notes are an integral part of these statements.

                           MERIDIAN INDUSTRIAL TRUST, INC.

               NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES OF
        THE 5141 E. SANTA ANA PROPERTY FOR THE YEAR ENDED DECEMBER 31, 1997
                AND THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED)
                                    (IN THOUSANDS)


1.   BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     PROPERTY ACQUIRED

     The accompanying statements of revenues and certain expenses include the operations (see "Basis of Presentation" below) of the 5141 E. Santa Ana Property (the "Property"), an industrial property located in Los Angeles, California acquired by Meridian Industrial Trust, Inc. (the "Company") in April 2, 1998.

     BASIS OF PRESENTATION

     The accompanying statements of revenues and certain expenses are not representative of the actual operations of the Property for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Property; however, the Company is not aware of any material factors relating to the Property that would cause the reported financial information not to be indicative of future operating results.

     The property is subject to a single tenant, triple net lease. As a result, the tenant directly pays all recurring operating expenses including maintenance, utilities and landscaping, as well as real estate taxes. The Property pays only insurance and management fees directly. Other excluded expenses consist primarily of interest expense, depreciation and amortization, and other costs not directly related to the future operations of the Property. The Company has reported real estate taxes on a "grossed-up" basis consistent with the method it uses for its own reporting purposes.

     The financial information presented for the three months ended March 31, 1998 is not audited. In the opinion of management, the unaudited financial information contains all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the statements of revenues and certain expenses for the Property.

     REVENUE RECOGNITION

     The lease is classified as an operating lease, and rental revenues is recognized on a straight-line basis over the term of the lease.

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     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses. Actual results may differ from these estimates.

2.   LEASING ACTIVITY:

     Future minimum rental revenues under the noncancellable operating lease agreement in effect at April 1, 1998 and annually thereafter are as follows (in thousands):


                YEAR ENDING DEC. 31                          AMOUNT
                ---------------------------------    -------------------
                1998 (9 months)                              $ 834
                1999                                         1,112
                2000                                         1,112
                2001                                         1,112
                2002                                         1,112
                2003                                           741


     No expenses were reimbursed to the Property since the tenant has paid all expenses directly.